     As filed with the Securities and Exchange Commission on June 16, 1999
                                                     Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         Global Imaging Systems, Inc.
            (Exact name of registrant as specified in its charter)

          Delaware                                                                       59-3247752
(State or other jurisdiction of                                               (IRS Employer Identification Number)
incorporation or organization)

                     3820 Northdale Boulevard, Suite 200A
                             Tampa, Florida 33624
              (Address of principal executive offices) (Zip code)

       Global Imaging Systems, Inc. 1998 Stock Option and Incentive Plan
                      Director Non-Incentive Stock Option
                           (Full title of the plans)

                               Thomas S. Johnson
                     President and Chief Executive Officer
                         GLOBAL IMAGING SYSTEMS, INC.
                     3820 Northdale Boulevard, Suite 200A
                              Tampa, Florida 33624
                    (Name and address of agent for service)

                                (813) 960-5508
        (Telephone number, including area code, of agent for service)

                                   Copy to:
                               Alan L. Dye, Esq.
                            HOGAN & HARTSON L.L.P.
                          555 Thirteenth Street, N.W.
                           Washington, DC 20004-1109
                                (202) 637-5600

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                               Proposed maximum          Proposed maximum
     Title of securities                Amount to be            offering price          aggregate offering          Amount of
      to be registered                   registered              per share (1)               price (1)           registration fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock ($.01 par value)            1,830,000             $12.00-$17.125              $27,247,075              $7,574.69
=================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based upon (a) the weighted average exercise price (i) for shares subject to outstanding options previously granted under the 1998 Stock Option and Incentive Plan and (ii) for an option granted outside of the Registrant's option plan in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") and (b) the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on June 15 1999 in accordance with Rule 457(c) under the Securities Act for shares issuable pursuant to the 1998 Stock Option and Incentive Plan and not subject to outstanding options. The following chart illustrates the calculation of the registration fee:

===================================================================================================================================
            Type of Shares                             Number of Shares     Offering Price Per Share     Aggregate Offering Price
-----------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding options            1,272,400         $12.00 - 15.25(1)(a)(i)          $17,749,425
under the 1998 Stock Option and Incentive Plan
-----------------------------------------------------------------------------------------------------------------------------------
Shares issuable outside of plan                               10,000         $12.00 (1)(a)(ii)                $   120,000
-----------------------------------------------------------------------------------------------------------------------------------
Shares otherwise issuable pursuant to the 1998               547,600         $17.125(1) (b)                   $ 9,377,650
Stock Option and Incentive Plan
-----------------------------------------------------------------------------------------------------------------------------------
Registration Fee                                                                                              $  7,574.69
===================================================================================================================================

                       The Exhibit Index is on Page 6.

==============================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to each recipient of an award under the Global Imaging Systems, Inc. 1998 Stock Option and Incentive Plan and to the grantee of the Director Non-Incentive Stock Option as specified by Rule 428(b)(1) of the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by
Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Global Imaging Systems, Inc. (the "Company" or "Global") hereby incorporates by reference into this registration statement the following documents filed with the Commission:

               (a) The prospectus contained in the Registration Statement on Form S-1 filed by the Company on June 17, 1998.

               (b)  All reports filed by the Company with the Commission under
               Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 31, 1998, including the Company's reports on Form 10-Q filed for the periods ended
               June 30, 1998, September 30, 1998 and December 31, 1998 and the Company's reports and amended reports on Form 8-K filed on September 29, 1998, November 30, 1998, January 5, 1999,
               February 9, 1999, February 25, 1999 and March 16, 1999; and

               (c) The description of the Company's common stock, $.01 par value per share ("Common Stock"), contained in the Company's registration statement on Form 8-A filed with the Commission on June 2, 1998 pursuant to Section 12 of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

         To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

Item 4.  Description of Securities.

         A description of the Company's Common Stock is incorporated by reference under Item 3.

Item 5.  Interests of Named Experts and Counsel.

         Hogan & Hartson L.L.P. of Washington, D.C. will pass upon the legality of the shares of Common Stock offered hereby for Global. Tidewater Partners, LLC ("Tidewater"), a limited liability company whose managing members are J. Hovey Kemp and Christopher J. Hagan, partners of Hogan & Hartson L.L.P., and whose additional members consist of two attorneys and one legal assistant of Hogan & Hartson L.L.P., owns 18,048 shares of Global's common stock. J. Hovey Kemp and Christopher J. Hagan each serve as Assistant Secretary to Global.

Item 6.  Indemnification Of Directors And Officers

         The Amended and Restated Certificate of Incorporation (the "Charter") and Amended and Restated Bylaws of the Company provide for the indemnification of the Company's directors and officers to the fullest extent permitted by law.

         As permitted by the Delaware General Corporation Law, the Charter provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

         Additionally, the Company has entered into indemnification agreements with certain of its directors, officers and key employees which may, in certain cases, be broader than the specific indemnification provisions contained under applicable law. The indemnification agreements may require the Company, among other things, to indemnify such officers, directors and key personnel against certain liabilities that may arise by reason of their status or service as directors, officers or employees of the Company, to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified, and to cover such officers, directors and key employees under the Company's directors' and officers' liability insurance policies to the maximum extent that insurance coverage is maintained.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit
         Number        Description
         ------        -----------

           4.1      Specimen Common Stock Certificate.(1)
           5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.
          23.1      The consent of Ernst & Young LLP.
          23.2      The consent of Ernst & Young LLP.
          23.3      The consent of Pasquale & Bowers, LLP.
          23.4      The consent of Moss Adams LLP.
          23.5      The consent of Edmondson, LedBetter & Ballard, L.L.P.
          23.6      The consent of Arthur Andersen LLP.
          23.7      The consent of Joseph D. Kalicka & Company, LLP.

         Exhibit
         Number        Description
         ------        -----------

          23.8      The consent of Margolin, Winer & Evens LLP.
          23.9      The consent of Deloitte & Touche LLP.
          23.10     The consent of Smith & Howard, P.C.
          23.11     The consent of Barnard, Combs, Potts & Rhyne, P.A.
          23.12     The consent of Hogan & Hartson L.L.P. (included as part of
                    Exhibit 5.1).
          24.1 Power of Attorney (included on the signature page of the registration statement).
          99.1      Global Imaging Systems, Inc. 1998 Stock Option and
                    Incentive Plan (incorporated by reference to Global's registration statement on Form S-1, No. 333-48103, as filed with the Commission on June 11, 1998).*
          99.2      Form of Incentive Stock Option Agreement.(2)*
          99.3      Form of Non-Incentive Stock Option Agreement.(2)*
          99.4      Form of Director Non-Incentive Stock Option Agreement.(2)*
          99.5 Amendments to Global Imaging Systems, Inc. 1998 Stock Option and Incentive Plan and forms of stock option agreements.*
          99.6      Director Non-Incentive Stock Option Agreement, dated
                    August 1, 1998, between Global and Edward N. Patrone.*

         _____________________

         (1) Incorporated by reference to Global's Registration Statement on Form S-1, No. 333-48103, as filed with the Commission on May 8, 1998.
         (2) Incorporated by reference to Global's Registration Statement on Form S-4, No. 333-78093, as filed with the Commission on May 7, 1999.
         * Management contract or compensatory plan, contract or arrangement.

Item 9.  Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i)    To include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of the prospectus filed with the

                           Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, Global Imaging Systems, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of June 16, 1999.

                                    Global Imaging Systems, Inc.


                                    By:      /s/   Thomas S. Johnson
                                       ----------------------------------------
                                                   Thomas S. Johnson
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas S. Johnson and Raymond Schilling, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of June 16, 1999.

               Name                                                   Title
               ----                                                   -----
           /s/ Thomas S. Johnson                  President, Chief Executive Officer and Director
-------------------------------------------         (Principal Executive Officer)
           Thomas S. Johnson

           /s/ Raymond Schilling                  Senior Vice President, Chief Financial Officer,
-------------------------------------------         Secretary and Treasurer (Principal Financial and
           Raymond Schilling                        Accounting Officer)

           /s/ Carl D. Thoma                      Chairman of the Board
-------------------------------------------
           Carl D. Thoma

           /s/ L. Neal Berney                     Director
-------------------------------------------
           L. Neal Berney

           /s/ Bruce D. Gorchow                   Director
-------------------------------------------
           Bruce D. Gorchow

           /s/ William C. Kessinger               Director
-------------------------------------------
           William C. Kessinger

           /s/ Edward N. Patrone                  Director
-------------------------------------------
           Edward N. Patrone

                               Index To Exhibits

         Exhibit
         Number       Description
         ------       -----------

           4.1      Specimen Common Stock Certificate.(1)
           5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.
          23.1      The consent of Ernst & Young LLP.
          23.2      The consent of Ernst & Young LLP.
          23.3      The consent of Pasquale & Bowers, LLP.
          23.4      The consent of Moss Adams LLP.
          23.5      The consent of Edmondson, LedBetter & Ballard, L.L.P.
          23.6      The consent of Arthur Andersen LLP.
          23.7      The consent of Joseph D. Kalicka & Company, LLP.
          23.8      The consent of Margolin, Winer & Evens LLP.
          23.9      The consent of Deloitte & Touche LLP.
          23.10     The consent of Smith & Howard, P.C.
          23.11     The consent of Barnard, Combs, Potts & Rhyne, P.A.
          23.12     The consent of Hogan & Hartson L.L.P. (included as part of
                    Exhibit 5.1).
          24.1 Power of Attorney (included on the signature page of the registration statement).
          99.1      Global Imaging Systems, Inc. 1998 Stock Option and
                    Incentive Plan (incorporated by reference to Global's registration statement on Form S-1, No. 333-48103, as filed with the Commission on June 11, 1998).*
          99.2      Form of Incentive Stock Option Agreement.(2)*
          99.3      Form of Non-Incentive Stock Option Agreement.(2)*
          99.4      Form of Director Non-Incentive Stock Option Agreement.(2)*
          99.5 Amendments to Global Imaging Systems, Inc. 1998 Stock Option and Incentive Plan and forms of stock option agreements.*
          99.6      Director Non-Incentive Stock Option Agreement, dated
                    August 1, 1998, between Global and Edward N. Patrone.*

          ____________________

         (1) Incorporated by reference to Global's Registration Statement on Form S-1, No. 333-48103, as filed with the Commission on May 8, 1998.
         (2) Incorporated by reference to Global's Registration Statement on Form S-4, No. 333-78093, as filed with the Commission on May 7, 1999.
         *    Management contract or compensatory plan, contract or arrangement.